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                                                                   EXHIBIT 23.2




                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this registration statement of USA Waste Services, Inc. ("the Company") on Form S-8 of our report dated March 10, 1995, on our audits of the consolidated financial statements of the Company as of December 31, 1993 and 1994, and for each of the three years in the period ended December 31, 1994, which is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended on Form 10-K/A (Amendment No. 1) and included in and incorporated by reference into the Company's Amendment No. 2 to Form S-4 (File No. 33-59259), dated May 18, 1995, and of our report dated July 14, 1995, on our audits of the supplemental consolidated financial statements of the Company as of December 31, 1994 and 1993, and for each of the three years in the period ended December 31, 1994, which is included in the Company's Current Report on Form 8-K (File No. 1-12154).



                                               COOPERS & LYBRAND L.L.P.

                                               /s/ COOPERS & LYBRAND L.L.P.


Dallas, Texas
July 31, 1995